                               [AVNET LETTERHEAD]

                                JANUARY 23, 2003

             AVNET, INC. REPORTS SECOND QUARTER FISCAL 2003 RESULTS
                 RETURNS TO PROFITABILITY BEFORE SPECIAL CHARGES

Phoenix, Arizona - Avnet, Inc. (NYSE:AVT) today reported that second quarter fiscal 2003 revenues increased from the prior sequential quarter, and the Company returned to profitability before special charges. On quarterly revenues of $2.35 billion, the Company reported net income, before special charges, of $7.1 million, or $0.06 per share on a diluted basis. These results compare with revenues of $2.36 billion and a net loss of $2.6 million, or $0.02 per share on a diluted basis, for the second quarter of fiscal 2002. Operating income, before special charges, was $31.6 million, up by 58% from $20.0 million on a sequential quarterly basis and up 33% from $23.8 million as compared with the prior year second quarter. Including special charges outlined below, Avnet reported a net loss for the second quarter of $58.7 million, or $0.49 per share on a diluted basis.

Consolidated revenues increased significantly on a sequential quarterly basis due to stronger than expected seasonal demand in the Company's Computer Marketing group. Computer Marketing (CM) revenues increased 28.3% from the prior sequential quarter to $682.9 million. Applied Computing (AC) also had a strong quarter, with revenues of $459.7 million, up 14.9% from the prior sequential quarter. On a year-over-year basis, revenues at CM and AC were down by 3.1% and 4.9%, respectively, as compared with the second quarter of last year. Revenues at Electronics Marketing (EM) declined by 3.0% sequentially; however, revenues were up by 2.7% on a year-over-year basis. EM's sequential sales decline was due to continued weakness in the Americas-based components markets.

Enterprise gross profit margin declined slightly on a sequential basis from 13.69% in the first quarter of fiscal 2003 to 13.45% due primarily to the mix of business as the lower margin computer businesses (CM and AC) accounted for 49% of consolidated revenues as compared with 43% in the first quarter of fiscal 2003. Enterprise gross profit margin was essentially flat as compared with the prior year second quarter margin of 13.5% as the mix of business in each of these two quarters was very similar.

Operating profit margin, before special charges, of 1.35% in the second quarter of fiscal 2003 was up 34 basis points, as compared with 1.01% in the second quarter of fiscal 2002 and increased sequentially by 43 basis points primarily as a result of the increase in revenues from the first quarter of fiscal 2003.

In connection with the Company's continuing cost reduction initiatives, Avnet recorded certain special charges during the December 2002 quarter. Total special charges during the second quarter of fiscal 2003 amounted to $106.7 million pre-tax (all of which is included in operating expenses) and $65.8 million after-tax, or $0.55 per share on a diluted basis. These charges related to severance for workforce reductions announced during the quarter, reserves for non-cancelable lease commitments and write-downs of owned assets at facilities identified for consolidation and charges related to write-offs of certain capitalized IT-related initiatives. Of the special charge of $106.7 million, $59.0 million represented non-cash write-downs and $47.7 million requires the use of cash.

Ray Sadowski, Chief Financial Officer, stated, "The special charge was somewhat higher than our initial estimates as we increased our cost cutting actions to yield benefits in excess of $90 million on an annualized basis, of which $80 million was removed from the business as of the end of the December 2002 quarter."

Commenting on the Company's operating results, Chairman and Chief Executive Officer, Roy Vallee, stated, "I am definitely pleased with the performance of our team during the December 2002 quarter. We are beginning to realize the benefits of our organization's efforts to right-size the business to the current market environment, demonstrated by the increase in earnings per share, excluding special charges, on both a year-over-year and sequential quarterly basis." Mr. Vallee further noted: "We continue to believe that the industry is past the deepest part of this economic trough and we are in a stable but stagnant market. We remain committed to improving profitability in this environment."

The Company reported that it also continued its progress on reducing working capital and total debt during the December 2002 quarter. The Company generated cash of approximately $307 million, primarily through working capital reductions and the previously announced tax refund of approximately $165 million. As a result, the Company further reduced total debt for the eighth consecutive quarter. Since the peak of the last up-cycle in December 2000, debt has been reduced by nearly $1.9 billion to $1.4 billion, including as debt $50 million outstanding under the accounts receivable securitization program, at December 27, 2002.

Mr. Sadowski commented, "Our value based management initiative is clearly having an important impact as we again had another quarter of improving working capital productivity. Each of the operating groups continue to increase their asset velocity as evidenced by the improvement of several working capital metrics."

Providing guidance on the March 2003 quarter and the balance of the fiscal year, Mr. Vallee stated, "Avnet should cross over into slight revenue growth for the enterprise year-over-year in the March 2003 quarter, although revenues will likely fall sequentially due to seasonal factors. We expect March 2003 quarter revenues to exceed the September 2002 quarter level of $2.17 billion and be in the range of $2.25 to $2.3 billion for the quarter. We expect sequential revenue decline of 5-10% from our computer businesses, mitigated somewhat by 2-3% growth at our EM business. Factoring in the operating leverage we have following our most recent cost cutting actions, we expect earnings per share for the March 2003 quarter to be between $0.07 and $0.09, thereby producing another sequential quarter of EPS growth. Based upon current market conditions, we expect to exceed the current fiscal year 2003 earnings per share consensus estimates of $0.21 before special charges."

For the first half of fiscal 2003, Avnet reported revenues of $4.52 billion as compared with $4.56 billion in the first half of fiscal 2002. The Company also reported net income, before special charges, of $6.6 million, or $0.06 per share on a diluted basis for the first half of fiscal 2003. This compares with a net loss before cumulative effect of change in accounting principle of $21.8 million, or $0.18 per share on a diluted basis for the same period in fiscal 2002. Including special items, Avnet reported a net loss of $59.2 million, or $0.49 per shares on a diluted basis, for the first half of fiscal 2003.

TELECONFERENCE WEB CAST AND UPCOMING EVENTS

Avnet will host a Web cast of its quarterly teleconference today at 5:00 p.m. Eastern Time. The live Web cast event, archive of the event, and other recent investor relations Web casts are available at WWW.IR.AVNET.COM. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software.

In addition, Avnet will present at the following investor conferences in
February: Thomas Weisel Tech2003, February 4, 2003, 6:10 p.m. Eastern Time; CSFB Fixed Income Conference, February 11, 2003, 1:35 p.m. Eastern Time; and the Goldman Sachs Technology Investment Symposium, February 24, 2003, 12:30 p.m. Eastern Time. Also look for Avnet's presentations in March at: The Morgan

Stanley Semi and Systems Conference, March 4, 2003, time to be determined, and The Raymond James 24th Annual Institutional Investors Conference, also March 4, 2003, 8:05 a.m. Eastern Time. For a listing of conference details and how to access each available Web cast, along with additional upcoming events and other information, please visit Avnet's investor relations Web site at WWW.IR.AVNET.COM.

FORWARD LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as "believe", "should", "likely", and "expect". Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the effects of additional actions taken to lower costs, the Company's ability to retain and grow market share, the Company's ability to generate additional cash flow, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, allocations of products by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal 2002. Avnet is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

Phoenix, Ariz.-based Avnet, Inc. (NYSE:AVT) is the world's largest distributor of semiconductors, interconnect, passive and electromechanical components, embedded systems and computer products from leading manufacturers. Serving customers in 63 countries, Avnet also delivers services such as inventory management, supply-chain services, bill-of-materials analysis, systems integration and engineering design assistance. A Global Fortune 500 company, Avnet's revenues for fiscal 2002 (year ended June 28, 2002) were $8.9 billion. Please feel free to visit Avnet's Investor Relations Web site at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Contact:

John J. Hovis
Vice President and Director, Investor Relations
480-643-7053
investorrelations@avnet.com

                                   AVNET, INC.
                        (MILLIONS EXCEPT PER SHARE DATA)

INCLUDING SPECIAL ITEMS (1)                        SECOND QUARTERS ENDED
                                                   ---------------------

                                            DECEMBER 27,            DECEMBER 28,
                                              2002 (1)                  2001
                                            ------------            ------------
SALES                                        $2,346.7                $2,359.9

LOSS BEFORE INCOME TAXES                        (94.8)                   (6.1)

NET LOSS                                        (58.7)                   (2.6)

NET LOSS PER SHARE:
        BASIC                                  ($0.49)                 ($0.02)
        DILUTED                                ($0.49)                 ($0.02)


EXCLUDING SPECIAL ITEMS                            SECOND QUARTERS ENDED
                                                   ---------------------

                                            DECEMBER 27,            DECEMBER 28,
                                              2002                      2001
                                            ------------            ------------
SALES                                        $2,346.7                $2,359.9

INCOME (LOSS) BEFORE INCOME TAXES                11.9                    (6.1)

NET INCOME (LOSS)                                 7.1                    (2.6)

NET EARNINGS (LOSS) PER SHARE:

        BASIC                                   $0.06                  ($0.02)
        DILUTED                                 $0.06                  ($0.02)

(1) THE RESULTS FOR THE SECOND QUARTER OF FISCAL 2003 SHOWN ABOVE INCLUDE THE IMPACT OF INCREMENTAL SPECIAL CHARGES RECORDED IN CONNECTION WITH THE COMPANY'S CONTINUING COST REDUCTION INITIATIVES. THE CHARGES RELATED TO
      (A) SEVERANCE FOR WORKFORCE REDUCTIONS, (B) RESERVES FOR NON-CANCELABLE LEASE OBLIGATIONS, WRITE-DOWNS OF THE CARRYING VALUE OF OWNED FACILITIES AND WRITE-DOWNS OF OWNED ASSETS LOCATED IN THESE LEASED AND OWNED FACILITIES, AND (C) COSTS RELATED TO WRITE-OFFS OF CERTAIN CAPITALIZED IT-RELATED INITIATIVES. THE SPECIAL CHARGES AMOUNTED TO $106.7 MILLION PRE-TAX (ALL OF WHICH IS INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE EXPENSES), $65.8 MILLION AFTER-TAX AND $0.55 PER DILUTED SHARE.

                                   AVNET, INC.
                        (MILLIONS EXCEPT PER SHARE DATA)


INCLUDING SPECIAL ITEMS (1)              FIRST HALVES ENDED
                                         ------------------
                                     DECEMBER 27,   DECEMBER 28,
                                       2002 (1)      2001 (2)
                                       --------      --------
SALES                                 $ 4,520.6      $ 4,561.0

LOSS BEFORE INCOME TAXES                  (95.9)         (40.0)

NET LOSS                                  (59.2)         (21.8)

NET LOSS PER SHARE:
        BASIC                         $   (0.49)     $   (0.18)
        DILUTED                       $   (0.49)     $   (0.18)

EXCLUDING SPECIAL ITEMS                  FIRST HALVES ENDED
                                         ------------------
                                     DECEMBER 27,   DECEMBER 28,
                                        2002          2001 (2)
                                        ----          --------
SALES                                 $ 4,520.6      $ 4,561.0

INCOME (LOSS) BEFORE INCOME TAXES          10.8          (40.0)

NET INCOME (LOSS)                           6.6          (21.8)

NET EARNINGS (LOSS) PER SHARE:
        BASIC                         $    0.06      $   (0.18)
        DILUTED                       $    0.06      $   (0.18)

(1) THE RESULTS FOR THE FIRST HALF OF FISCAL 2003 SHOWN ABOVE INCLUDE THE IMPACT OF INCREMENTAL SPECIAL CHARGES RECORDED IN CONNECTION WITH THE COMPANY'S CONTINUED COST REDUCTION INITIATIVES. THE CHARGES RELATED TO (A) SEVERANCE FOR WORKFORCE REDUCTIONS, (B) RESERVES FOR NON-CANCELABLE LEASE OBLIGATIONS, WRITE-DOWNS OF THE CARRYING VALUE OF OWNED FACILITIES AND WRITE-DOWNS OF OWNED ASSETS LOCATED IN THESE LEASED AND OWNED FACILITIES, AND (C) COSTS RELATED TO WRITE-OFFS OF CERTAIN CAPITALIZED IT-RELATED INITIATIVES. THE SPECIAL CHARGES AMOUNTED TO $106.7 MILLION PRE-TAX (ALL OF WHICH IS INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE EXPENSES), $65.8 MILLION AFTER-TAX AND $0.55 PER DILUTED SHARE.

(2) THE ABOVE OPERATING INFORMATION FOR THE FIRST HALF ENDED DECEMBER 28, 2001 EXCLUDES THE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE FOR THE IMPAIRMENT OF GOODWILL RECORDED AS A RESULT OF THE ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 142, "GOODWILL AND OTHER INTANGIBLES," FOR WHICH FURTHER DETAIL CAN BE FOUND ON THE ATTACHED STATEMENTS OF OPERATIONS.

                                   AVNET, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (THOUSANDS EXCEPT PER SHARE DATA)


INCLUDING SPECIAL ITEMS (1)                     SECOND QUARTERS ENDED                FIRST HALVES ENDED
                                                ---------------------                ------------------
                                            DECEMBER 27,     DECEMBER 28,        DECEMBER 27,     DECEMBER 28,
                                              2002 (1)           2001              2002 (1)           2001
                                              --------           ----              --------           ----
SALES                                       $ 2,346,665      $ 2,359,850         $ 4,520,555      $ 4,561,045
COST OF SALES                                 2,031,099        2,041,234           3,907,370        3,931,867
                                            -----------      -----------         -----------      -----------
GROSS PROFIT                                    315,566          318,616             613,185          629,178

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                     390,758          294,810             668,424          601,747
                                            -----------      -----------         -----------      -----------
OPERATING INCOME (LOSS)                         (75,192)          23,806             (55,239)          27,431
OTHER INCOME, NET                                 4,658            3,195              10,596            3,789
INTEREST EXPENSE                                (24,306)         (33,101)            (51,337)         (71,172)
                                            -----------      -----------         -----------      -----------
LOSS BEFORE INCOME TAXES                        (94,840)          (6,100)            (95,980)         (39,952)

INCOME TAX BENEFIT                              (36,183)          (3,524)            (36,835)         (18,169)
                                            -----------      -----------         -----------      -----------
LOSS BEFORE CUMULATIVE EFFECT
   OF CHANGE IN ACCOUNTING PRINCIPLE            (58,657)          (2,576)            (59,145)         (21,783)

CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                              --               --                  --         (580,495)
                                            -----------      -----------         -----------      -----------
NET LOSS                                    $   (58,657)     $    (2,576)        $   (59,145)     $  (602,278)
                                            ===========      ===========         ===========      ===========

LOSS PER SHARE BEFORE CUMULATIVE EFFECT
   OF CHANGE IN ACCOUNTING PRINCIPLE:
        BASIC                               $     (0.49)     $     (0.02)        $     (0.49)     $     (0.18)
                                            ===========      ===========         ===========      ===========
        DILUTED                             $     (0.49)     $     (0.02)        $     (0.49)     $     (0.18)
                                            ===========      ===========         ===========      ===========

NET LOSS PER SHARE:
        BASIC                               $     (0.49)     $     (0.02)        $     (0.49)     $     (5.10)
                                            ===========      ===========         ===========      ===========
        DILUTED                             $     (0.49)     $     (0.02)        $     (0.49)     $     (5.10)
                                            ===========      ===========         ===========      ===========

SHARES USED TO COMPUTE LOSS PER SHARE:
        BASIC                                   119,419          118,135             119,419          117,993
                                            ===========      ===========         ===========      ===========
        DILUTED                                 119,419          118,135             119,419          117,993
                                            ===========      ===========         ===========      ===========

(1) THE RESULTS FOR THE SECOND QUARTER AND FIRST HALF OF FISCAL 2003 SHOWN ABOVE INCLUDE THE IMPACT OF INCREMENTAL SPECIAL CHARGES RECORDED IN CONNECTION WITH THE COMPANY'S CONTINUING COST REDUCTION INITIATIVES. THE CHARGES RELATED TO (A) SEVERANCE FOR WORKFORCE REDUCTIONS, (B) RESERVES FOR NON-CANCELABLE LEASE OBLIGATIONS, WRITE-DOWNS OF THE CARRYING VALUE OF OWNED FACILITIES AND WRITE-DOWNS OF OWNED ASSETS LOCATED IN THESE LEASED AND OWNED FACILITIES, AND (C) COSTS RELATED TO WRITE-OFFS OF CERTAIN IT-RELATED INITIATIVES. THE SPECIAL CHARGES AMOUNTED TO $106.7 MILLION PRE-TAX (ALL OF WHICH IS INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE EXPENSES), $65.8 MILLION AFTER-TAX AND $0.55 PER DILUTED SHARE.

                                   AVNET, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (THOUSANDS EXCEPT PER SHARE DATA)



EXCLUDING SPECIAL ITEMS (1)                   SECOND QUARTERS ENDED                  FIRST HALVES ENDED
                                              ---------------------                  ------------------
                                           DECEMBER 27,     DECEMBER 28,        DECEMBER 27,     DECEMBER 28,
                                             2002 (1)           2001              2002 (1)          2001
                                             --------           ----              --------          ----
SALES                                      $ 2,346,665      $ 2,359,850         $ 4,520,555      $ 4,561,045
COST OF SALES                                2,031,099        2,041,234           3,907,370        3,931,867
                                           -----------      -----------         -----------      -----------
GROSS PROFIT                                   315,566          318,616             613,185          629,178

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                    283,993          294,810             561,659          601,747
                                           -----------      -----------         -----------      -----------
OPERATING INCOME                                31,573           23,806              51,526           27,431
OTHER INCOME, NET                                4,658            3,195              10,596            3,789
INTEREST EXPENSE                               (24,306)         (33,101)            (51,337)         (71,172)
                                           -----------      -----------         -----------      -----------

INCOME (LOSS) BEFORE INCOME TAXES               11,925           (6,100)             10,785          (39,952)

INCOME TAX PROVISION (BENEFIT)                   4,833           (3,524)              4,181          (18,169)
                                           -----------      -----------         -----------      -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT
   OF CHANGE IN ACCOUNTING PRINCIPLE             7,092           (2,576)              6,604          (21,783)

CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                             --               --                  --         (580,495)
                                           -----------      -----------         -----------      -----------

NET INCOME (LOSS)                          $     7,092      $    (2,576)        $     6,604      $  (602,278)
                                           ===========      ===========         ===========      ===========

EARNINGS (LOSS) PER SHARE BEFORE
   CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE:
        BASIC                              $      0.06      $     (0.02)        $      0.06      $     (0.18)
                                           ===========      ===========         ===========      ===========
        DILUTED                            $      0.06      $     (0.02)        $      0.06      $     (0.18)
                                           ===========      ===========         ===========      ===========

NET EARNINGS (LOSS) PER SHARE:
        BASIC                              $      0.06      $     (0.02)        $      0.06      $     (5.10)
                                           ===========      ===========         ===========      ===========
        DILUTED                            $      0.06      $     (0.02)        $      0.06      $     (5.10)
                                           ===========      ===========         ===========      ===========

SHARES USED TO COMPUTE EARNINGS
  (LOSS) PER SHARE:
        BASIC                                  119,419          118,135             119,419          117,993
                                           ===========      ===========         ===========      ===========
        DILUTED                                119,419          118,135             119,419          117,993
                                           ===========      ===========         ===========      ===========

(1) THE RESULTS FOR THE SECOND QUARTER AND FIRST HALF OF FISCAL 2003 SHOWN ABOVE EXCLUDE THE IMPACT OF INCREMENTAL SPECIAL CHARGES RECORDED IN CONNECTION WITH THE COMPANY'S CONTINUING COST REDUCTION INITIATIVES. THE CHARGES RELATED TO (A) SEVERANCE FOR WORKFORCE REDUCTIONS, (B) RESERVES FOR NON-CANCELABLE LEASE OBLIGATIONS, WRITE-DOWNS OF THE CARRYING VALUE OF OWNED FACILITIES AND WRITE-DOWNS OF OWNED ASSETS LOCATED IN THESE LEASED AND OWNED FACILITIES, AND (C) COSTS RELATED TO WRITE-OFFS OF CERTAIN IT-RELATED INITIATIVES. THE SPECIAL CHARGES AMOUNTED TO $106.7 MILLION PRE-TAX (ALL OF WHICH IS INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE EXPENSES), $65.8 MILLION AFTER-TAX AND $0.55 PER DILUTED SHARE.

                                   AVNET, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (THOUSANDS)

                                                  DECEMBER 27,        JUNE 28,
                                                    2002 (1)          2002 (1)
                                                    --------          --------
ASSETS:
     CURRENT ASSETS:
       CASH AND CASH EQUIVALENTS                  $  185,738        $  159,234
       RECEIVABLES, NET                            1,535,460         1,374,017
       INVENTORIES                                 1,239,344         1,417,305
       OTHER                                          74,230           254,976
                                                  ----------        ----------
           TOTAL CURRENT ASSETS                    3,034,772         3,205,532
     PROPERTY, PLANT & EQUIPMENT, NET                275,671           349,924
     GOODWILL                                        846,221           844,597
     OTHER ASSETS                                    262,028           281,901
                                                  ----------        ----------
           TOTAL ASSETS                            4,418,692         4,681,954
                                                  ----------        ----------

LESS LIABILITIES:
     CURRENT LIABILITIES:
       BORROWINGS DUE WITHIN ONE YEAR                483,974            59,309
       ACCOUNTS PAYABLE                              924,860           891,234
       ACCRUED EXPENSES AND OTHER                    295,046           326,293
                                                  ----------        ----------
           TOTAL CURRENT LIABILITIES               1,703,880         1,276,836
     LONG-TERM DEBT, LESS DUE WITHIN ONE YEAR        906,381         1,565,836
     OTHER LONG-TERM LIABILITIES                      35,781            34,772
                                                  ----------        ----------
           TOTAL LIABILITIES                       2,646,042         2,877,444
                                                  ----------        ----------
SHAREHOLDERS' EQUITY                              $1,772,650        $1,804,510
                                                  ==========        ==========

(1) THE COMPANY HAS AN ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM WHEREBY IT SELLS AN INTEREST IN A POOL OF ITS TRADE ACCOUNTS RECEIVABLE TO THIRD PARTY CONDUITS THROUGH A WHOLLY OWNED BANKRUPTCY-REMOTE SPECIAL PURPOSE ENTITY THAT IS CONSOLIDATED FOR FINANCIAL REPORTING PURPOSES. THE PURPOSE OF THE PROGRAM IS TO PROVIDE THE COMPANY WITH AN ADDITIONAL SOURCE OF LIQUIDITY AT INTEREST RATES MORE FAVORABLE THAN IT COULD RECEIVE THROUGH OTHER FORMS OF FINANCING. AT DECEMBER 27, 2002 AND JUNE 28, 2002, THE COMPANY HAD SOLD $50.0 MILLION AND $200.0 MILLION, RESPECTIVELY, OF RECEIVABLES UNDER THE PROGRAM. THIS IS REFLECTED AS A REDUCTION OF RECEIVABLES, WITH THE PROCEEDS USED TO PAY DOWN DEBT, IN THE ABOVE CONSOLIDATED BALANCE SHEETS.

                                   AVNET, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (THOUSANDS)

                                                                       FIRST HALVES ENDED
                                                                       ------------------
                                                                   DECEMBER 27,   DECEMBER 28,
                                                                      2002           2001
                                                                      ----           ----
CASH FLOWS FROM:

  OPERATIONS:
    NET LOSS                                                        $ (59,145)     $(602,278)
    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                    --        580,495
                                                                    ---------      ---------
    LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN
      ACCOUNTING PRINCIPLE                                            (59,145)       (21,783)

    ADD NON-CASH AND OTHER RECONCILING ITEMS:
      DEPRECIATION AND AMORTIZATION                                    47,709         46,664
      DEFERRED TAXES                                                   (3,495)        (1,654)
      OTHER, NET                                                       79,481         17,807
                                                                    ---------      ---------
                                                                       64,550         41,034

    RECEIVABLES                                                        (6,922)       266,086
    INVENTORIES                                                       199,351        316,332
    PAYABLES, ACCRUALS AND OTHER, NET                                 194,023        (19,129)
                                                                    ---------      ---------
      NET CASH FLOWS PROVIDED FROM OPERATING ACTIVITIES               451,002        604,323
                                                                    ---------      ---------

  FINANCING:
    REPAYMENT UNDER ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM       (150,000)            --
    ISSUANCE OF NOTES IN PUBLIC OFFERING, NET OF ISSUANCE COSTS            --        394,328
    REPAYMENT OF NOTES                                                     --       (528,969)
    REPAYMENT OF COMMERCIAL PAPER AND BANK DEBT, NET                 (257,833)      (360,592)
    REPAYMENT OF OTHER DEBT, NET                                       (1,539)        (2,315)
    CASH DIVIDENDS                                                         --        (17,673)
    OTHER, NET                                                            (67)         7,469
                                                                    ---------      ---------
      NET CASH FLOWS USED FOR FINANCING ACTIVITIES                   (409,439)      (507,752)
                                                                    ---------      ---------
  INVESTING:
    PURCHASES OF PROPERTY, PLANT, AND EQUIPMENT                       (16,098)       (45,628)
    ACQUISITION OF OPERATIONS, NET                                     (1,899)       (25,356)
                                                                    ---------      ---------
      NET CASH FLOWS USED FOR INVESTING ACTIVITIES                    (17,997)       (70,984)
                                                                    ---------      ---------

    EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS               2,938          1,265
                                                                    ---------      ---------

CASH AND CASH EQUIVALENTS:
     INCREASE                                                          26,504         26,852
     AT BEGINNING OF YEAR                                             159,234         97,279
                                                                    ---------      ---------
     AT END OF PERIOD                                               $ 185,738      $ 124,131
                                                                    =========      =========

                                   AVNET, INC.
                               SEGMENT INFORMATION
                                   (MILLIONS)

                                  SECOND QUARTERS ENDED         FIRST HALVES ENDED
                                  ---------------------         ------------------
                               DECEMBER 27,   DECEMBER 28,   DECEMBER 27,   DECEMBER 28,
SALES                              2002          2001           2002           2001
-----                              ----          ----           ----           ----
ELECTRONICS MARKETING           $ 1,204.1      $ 1,172.0      $ 2,445.9      $ 2,409.5

COMPUTER MARKETING                  682.9          704.8        1,215.1        1,276.7

APPLIED COMPUTING                   459.7          483.1          859.6          874.8
                                ---------      ---------      ---------      ---------
CONSOLIDATED                    $ 2,346.7      $ 2,359.9      $ 4,520.6      $ 4,561.0
                                =========      =========      =========      =========


OPERATING INCOME (LOSS)
-----------------------
ELECTRONICS MARKETING           $    22.5      $    (1.8)     $    37.2      $    (6.8)

COMPUTER MARKETING                   16.1           23.0           23.2           33.9

APPLIED COMPUTING                     5.6           17.0            8.9           31.5

CORPORATE                           (12.7)         (14.4)         (17.8)         (31.2)
                                ---------      ---------      ---------      ---------
CONSOLIDATED BEFORE SPECIAL
    CHARGES                     $    31.5      $    23.8      $    51.5      $    27.4

SPECIAL CHARGES                 $  (106.7)            --      $  (106.7)            --
                                ---------      ---------      ---------      ---------
CONSOLIDATED                    $   (75.2)     $    23.8      $   (55.2)     $    27.4
                                =========      =========      =========      =========